UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

TREAN INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39392	84-4512647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Lake Street West Wayzata, Minnesota		55391
(Address of principal executive offices)		(Zip Code)

(952) 974-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, Trean Insurance Group, Inc. (the “Company”) announced that Joy N. Edler will resign as the Company’s Chief Operating Officer, effective as of June 23, 2021. Ms. Edler’s resignation is not the result of any disagreement with management, the Company or its operations, policies or practices.

On June 9, 2021, the Board of Directors of the Company (the “Board”) appointed Julie A. Baron, age 55, as the Company’s President and Chief Operating Officer, effective as of June 23, 2021. Ms. Baron has served as the Company’s Chief Financial Officer and principal accounting officer since April 2015. Ms. Baron has served as the Company’s Treasurer and Secretary since February 2020. From November 2007 to March 2015, Ms. Baron served as the Controller for Benchmark Insurance Company. Prior to joining the Company, Ms. Baron was a controller for Ala Carte Broker Services, LLC, a mortgage broker and title company in the Twin Cities. Ms. Baron holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive).

In connection with Ms. Baron’s appointment as President and Chief Operating Officer, Andrew M. O’Brien will resign, effective as of June 23, 2021, as the Company’s President but will remain the Company’s Chief Executive Officer, a member of the Board, and the Company’s principal executive officer.

On June 9, 2021, the Board appointed Nicholas J. Vassallo, age 57, as the Company’s Chief Financial Officer and principal financial and accounting officer, effective as of June 23, 2021. Mr. Vassallo has served as the Company’s Chief Accounting Officer since May 2020. Prior to joining the Company, Mr. Vassallo served as Chief Accounting Officer for iMedia Brands, Inc. from May 2018 to October 2019 and as Senior Vice President—Corporate Controller since October 2015 and Vice President—Corporate Controller since 2001, having first joined iMedia Brands, Inc. as director of financial reporting in October 1996. Mr. Vassallo began his career with Arthur Anderson LLP, where he spent eight years in its audit practice group. Mr. Vassallo holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant (inactive).

The selection of Ms. Baron to serve as the President and Chief Operating Officer and Mr. Vassallo to serve as Chief Financial Officer and principal financial and accounting officer was not pursuant to any arrangements or understandings with respect to any other person. In addition, there are no family relationships between Ms. Baron and Mr. Vassallo and any director or executive officer of the Company. Neither Ms. Baron nor Mr. Vassallo have been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 7.01	Regulation FD Disclosure.

On June 14, 2021, the Company issued a press release regarding Ms. Edler’s resignation and the appointments of Ms. Baron and Mr. Vassallo. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021

TREAN INSURANCE GROUP, INC.

By:	/s/ Andrew O’Brien
Name:	Andrew O’Brien
Title:	President and Chief Executive Officer